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                                                                   EXHIBIT 23.3




                              ACCOUNTANT'S CONSENT


The Board of Directors
InaCom Corp.:


We consent to the use of our reports incorporated by reference herein, dated February 20, 1998, with respect to the consolidated financial statements of InaCom Corp. and subsidiaries as of December 27, 1997 and December 28, 1996, and for each of the years in the three-year period ended December 27, 1997 and to the reference to our firm under the heading "Experts" in the registration statement.


                                           /s/ KPMG Peat Marwick LLP


Omaha, Nebraska
January 13, 1999